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                                                                       EXHIBIT 5





                                  May 20, 1994


Cabot Oil & Gas Corporation
15375 Memorial Drive
Houston, Tx. 77079


Dear Sirs:

     In my capacity as Corporate Attorney and Secretary of Cabot Oil & Gas Corporation (the "Company"), I have reviewed a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933 of 1,600,000 shares of the Company's Class A common stock, par value, $.10 per share (the "Common Stock") in connection with the Company's 1994 Long-Term Incentive Plan and the 1994 Nonemployee Director Stock Option Plan ( collectively, the "Plans").

     In connection herewith, I have examined copies of such statutes, regulations, corporate records and documents, certificates of public and corporate officials, agreements, contracts, documents and instruments as I have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the original documents of all documents submitted to me copies. As to the various questions of fact material to my opinion, I have relied, to the extent I deem such reliance proper, upon information supplied by officers, employees, agents and representatives of the Company.

     Based on the foregoing and having due regard for such legal considerations as I deem relevant, I am of the opinion that, subject to the limitations set forth below:

     1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

     2. The shares of Common Stock to be issued pursuant to the Registration Statement have been duly authorized, and when such shares of Common Stock are issued pursuant to the provisions of each of the Plans for a consideration in excess of the par value thereof, such shares will be validly issued, fully paid and nonassessable.
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Cabot Oil & Gas Corporation
May 20, 1994
Page 2

     I am licensed to practice law in the State of Texas, and the foregoing opinion is limited exclusively to the laws of the State of Texas, the laws of the United States of America and, to the extent set forth below, the corporate law of the State of Delaware. As to all matters herein relating to the corporate law of the State of Delaware, my opinion has been based upon a general reading of the Delaware General Corporation Law.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement.



                                    Very truly yours,


                                    /s/ Molly S. Williams

                                    Molly S. Williams
                                    Corporate Attorney and
                                    Secretary